UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 14, 2018

Date of Report (date of earliest event reported)

Cutera, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3240 Bayshore Blvd.

Brisbane, California 94005

(Address of principal executive offices)

(415) 657-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Cutera, Inc. (the “Company” or “Cutera”) held its Annual Meeting of Stockholders on June 14, 2018 (the “Annual Meeting”). As of April 23, 2018, the record date of the Annual Meeting, 13,634,154 shares of our common stock were outstanding and entitled to vote at the Annual Meeting. A total of 12,474,926 shares, or approximately 91.5%, of our common stock, constituting a quorum, were represented in person or by proxy at the Annual Meeting.

Cutera’s stockholders voted on three proposals at the Annual Meeting. The final results of the votes regarding each proposal are set forth below.

Proposal One - Election of Directors. The following nominees were elected as directors to serve for one-year terms expiring at the 2019 Annual Meeting of Stockholders based on the following votes:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Dr. David B. Apfelberg	10,460,039	435,270	1,579,617
Mr. Gregory A. Barrett	7,607,142	3,288,167	1,579,617
Ms. Elisha W. Finney	9,853,144	1,042,165	1,579,617
Mr. Timothy J. O’Shea	10,445,843	449,466	1,579,617
Mr. J. Daniel Plants	10,767,203	128,106	1,579,617
Mr. James A. Reinstein	10,441,178	454,131	1,579,617
Mr. Clinton H. Severson	8,974,206	1,921,103	1,579,617

Proposal Two -Ratification of BDO USA, LLP as our Independent Registered Public Accounting Firm. The proposal was approved and the results of the voting were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
12,460,415	9,252	5,259	0

Proposal Three - Non-Binding Advisory Vote on the Compensation of our Named Executive Officers. The proposal was approved and the results of the voting were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
8,898,967	1,968,244	28,098	1,579,617

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cutera, Inc.

Date: June 14, 2018	By:	/s/ Darren W. Alch
Darren W. Alch
Vice President, General Counsel & Corporate Secretary